                                 EXHIBIT 99 (a)


Grenada Sunburst System Corporation and Subsidiaries Consolidated Financial Statements as of and for the years ended December 31, 1993, 1992, and 1991.

              GRENADA SUNBURST SYSTEM CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  December 31,
                                 (In thousands)

                                                              1993       1992
ASSETS                                                    ---------  ---------
Cash and demand balances with banks (Note 3)            $   133,889    126,797
Interest bearing deposits with banks                             28     20,030
Securities hele for sale (Note 4)                           120,101     29,700
Investment securities (Market value of
 approximately $301,240 and $303,312)(Note 4)               287,945    290,212
Mortgage-backed securities (Market value
 of approximately $170,815 and $183,978)(Note 4)            167,532    179,473
Mortgages held for resale                                    73,956     63,072
Federal funds sold and securities
 purchased under agreements to resell                        25,000          0
Loans (Note 5)                                            1,569,547  1,207,599
  Less:  Unearned income                                      9,007      5,660
  Allowance for credit losses (Note 6)                       32,749     24,412
                                                         ----------  ---------
      Net loans                                           1,527,791  1,177,527
Premises and equipment, net (Note 8)                         48,738     39,880
Other real estate                                             5,185      9,296
Accrued interest receivable                                  18,262     16,699
Other assets                                                 27,771     17,930
                                                          --------- ----------
Total Assets                                            $ 2,436,198  1,970,616
                                                          ========= ==========

LIABILITIES
Deposits
  Demand:
    Non-interest bearing                                $   419,641    317,397
    Interest bearing                                        607,472    517,480
  Savings                                                   165,814    100,968
  Time, $100,000 and over                                   247,538    201,255
  Other time                                                759,342    639,471
                                                          ---------  ---------
      Total deposits                                      2,199,807  1,776,571

Federal funds purchased and securities
 sold under agreements to repurchase (Note 7)                30,542     25,664
Other borrowed funds (Note 7)                                12,941      3,892
Accrued interest payable                                      8,939      7,599
Other liabilities                                             9,897     11,152
                                                          ---------  ---------
     Total Liabilities                                    2,262,126  1,824,878

STOCKHOLDERS' EQUITY (Note 13)
Common stock, $1.00 par value, 15,000,000
 authorized, 9,492,975 shares issued at
 December 31, 1993, and 9,046,847 at
 December 31, 1992                                            9,493      9,047
Paid in capital                                              31,842     22,953
Surplus                                                      71,123     71,123
Undivided profits                                            61,614     42,615
                                                           --------   --------
    Total Stockholders' Equity                              174,072    145,738
                                                           --------   --------
Commitments and contingent liabilities (Note 14)
    Total Liabilities and
     Stockholders' Equity                               $ 2,436,198  1,970,616
                                                          ========= ==========

The accompanying notes are an integral part of the consolidated financial statements.

              GRENADA SUNBURST SYSTEM CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                        For the Years Ended December 31,
                      (In thousands except per share data)



                                                1993      1992     1991
                                              --------  --------  --------
INTEREST INCOME
Loans including fees                          $122,482   103,751   114,269
Deposits with banks                                108       916     2,373
Mortgages held for resale                        4,096     3,689     1,479
Federal funds sold and securities
 purchased under agreements to resell              490       970     2,185
Securities:
 Taxable                                        27,501    27,887    34,399
 Exempt from federal taxes                       5,377     6,090     6,620
 Dividends                                       1,535     1,520     1,213
                                               -------   -------   -------
      Total Interest Income                    161,589   144,823   162,538

INTEREST EXPENSE
Deposits:
 Demand                                         14,093    14,463    16,858
 Time, $100,000 and over                         7,789     9,394    17,641
 Other time and savings                         36,828    38,046    51,724
Federal funds purchased and securities
 sold under agreements to repurchase (Note 7)      943     1,098     1,574
Other borrowed funds                               895        66       192
                                               -------   -------   -------
      Total Interest Expense                    60,548    63,067    87,989
                                               -------   -------   -------
Net interest income                            101,041    81,756    74,549
Provision for credit losses (Note 6)             6,815     7,988     8,922
                                               -------   -------   -------
Net interest income after
 provision for credit losses                    94,226    73,768    65,627

NON-INTEREST INCOME
Service charges on deposit accounts             17,258    14,255    13,758
Other service charges,
 commissions, and fees                          10,665     7,703     5,029
Investment securities, net                        (237)      656      (767)
Fees from fiduciary activities                   1,905     1,792     1,531
Other                                            1,244       929       457
                                               -------   -------   -------
Total Non-Interest Income                       30,835    25,335    20,008

NON-INTEREST EXPENSE
Salaries                                        41,193    33,493    30,259
Employee benefits (Note 10)                      7,540     6,026     6,278
Net occupancy expense (Note 8)                   7,100     5,892     5,871
Furniture and equipment expense                  7,307     5,961     5,450
FDIC deposit insurance expense                   4,761     3,888     3,424
Other                                           21,461    19,366    17,592
                                               -------   -------   -------
Total Non-Interest Expense                      89,362    74,626    68,874
                                               -------   -------   -------
Income before income taxes and
 cumulative effect of a change
 in accounting principle                        35,699    24,477    16,761
Income taxes (Note 12)                          11,087     6,250     3,999
                                               -------   -------   -------
Income before cumulative effect of
 a change in accounting principle               24,612    18,227    12,762
Cumulative effect on prior years of
 a change in accounting for income
 taxes (Note 12)                                   781         0         0
                                               -------   -------   -------
Net Income                                    $ 25,393    18,227    12,762
                                               =======   =======   =======

EARNINGS PER SHARE: (Note 13)
 Income before cumulative effect                $ 2.62      2.01      1.41
 Cumulative effect of a change
  in accounting principle                       $ 0.08      0.00      0.00
 Net Income                                     $ 2.70      2.01      1.41
DIVIDENDS PER SHARE (Note 13)                   $ 0.72      0.60      0.60

The accompanying notes are an integral part of the consolidated financial statements.

              GRENADA SUNBURST SYSTEM CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (In thousands)


                           Common  Paid in          Undivided  Treasury
                            Stock  Capital  Surplus  Profits    Stock    Total
                           ------- -------- ------- --------  -------  -------
Balances January 1, 1991    $9,017  22,698   71,123  20,502      (51)  123,289
 Net income                                          12,762             12,762
 Net unrealized gain
  on marketable equity
  securities                                            951                951
 Purchase of Treasury Stock                                       (7)       (7)
 Sale of Treasury Stock                                           58        58
 Cash dividend declared                              (5,421)            (5,421)
 Unearned compensation          30     255             (256)                29
                            ------ -------  ------- -------   ------   -------
Balances January 1, 1992    $9,047  22,953   71,123  28,538            131,661
 Net income                                          18,226             18,226
 Net unrealized gain on
  marketable equity
  securities                                          1,250              1,250
 Cash dividend declared                              (5,428)            (5,428)
 Unearned compensation                                   29                 29
                            ------ -------  ------- -------   ------   -------
Balances January 1, 1993    $9,047  22,953   71,123  42,615        0   145,738
 Net income                                          25,393             25,393
 Net unrealized gain on
  marketable equity
  securities                                            384                384
 Cash dividend declared                              (6,835)            (6,835)
 Stock issued in exchange
  for selected net assets
  of Eastover Bank for
  Savings (Note 2)             439   8,734                               9,173
 Stock issued under
  compensation plan              7     155                                 162
 Unearned compensation                                   57                 57
                            ------ -------  ------- -------   ------   -------
Balances December 31, 1993  $9,493  31,842   71,123  61,614        0   174,072
                            ====== =======  ======= =======   ======   =======



The accompanying notes are an integral part of the consolidated financial statements.

              GRENADA SUNBURST SYSTEM CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                                 (In thousands)

                                                                  1993       1992       1991
                                                                --------   -------    -------
Net cash flows from operating activities:
Net income                                                    $  25,393     18,227     12,762
Adjustments to reconcile net income
 to net cash provided (used) by operating activities:
  Amortization of goodwill and intangible assets                    949        862        867
  Depreciation and amortization of premises and equipment         4,911      4,193      4,104
  Net accretion of investment securities                         (1,378)    (2,807)    (4,278)
  Accretion of loan fees and discounts                           (1,980)    (1,596)    (2,940)
  Net increase in securities available for sale                 (90,401)   (29,700)         0
  Provision for possible credit losses                            6,815      7,988      8,922
  Provision for possible investment losses                            0          0      1,013
  Net increase in mortgages held for resale                     (10,884)   (35,707)   (27,365)
  Other real estate provision                                       956      1,051      1,430
  Gains on sales of other real estate                              (246)       (28)       (95)
  Losses from sales of premises and equipment                        44         17         84
  (Increase) decrease in interest receivable                      1,158      4,759      1,377
  Increase (decrease) in interest payable                          (638)    (3,317)    (2,833)
  (Gains) losses on sales of securities, net                        237       (656)       767
  Net decrease in trading account assets                              0          0     10,118
  (Gains) losses on trading account activity                       (183)         0         32
  Other, net                                                     (7,880)       598     10,530
                                                                --------   --------  --------
     Net cash provided (used) by operating activities           (73,127)   (36,116)    14,495

Cash flows from investing activities:
Net decrease in interest-bearing deposits with banks             20,002     22,524    (30,493)
Net (increase) decrease in federal funds sold and
 securities purchased under agreements to resell                (25,000)    30,950     (7,850)
Purchases of securities                                         (95,045)  (121,834)  (171,633)
Maturities of securities                                        130,291    197,353     95,790
Sales of securities                                              10,560      9,242     41,447
Purchases of mortgage-backed securities                         (42,768)   (97,290)    (7,427)
Sales of mortgage-backed securities                              16,749     14,923     12,482
Principal payments of mortgage-backed securities                119,928     68,201     30,535
Net increase in loans                                          (115,707)  (127,949)    16,237
Net increase in premises and equipment                           (4,413)    (2,894)    (4,930)
Proceeds from sales of premises and equipment                       176        193        214
Proceeds from sales of other real estate                          5,429      5,805      7,915
Net cash received from acquisition                               35,922          0          0
                                                               ---------  ---------  --------
      Net cash provided (used) by investing activities           56,124       (776)   (17,713)
Cash flows from financing activities:
Net increase in demand and savings accounts                     102,026    167,234    117,331
Net increase (decrease) in other deposits                       (74,998)  (112,545)   (33,296)
Net increase (decrease) in federal funds purchased
 and securities sold under agreements to repurchase               4,878        825    (43,293)
Net increase (decrease) in other borrowed money                    (976)     3,731    (16,063)
Cash dividends paid                                              (6,835)    (5,428)    (5,421)
Sale of Treasury Stock                                                0          0         51
                                                               --------   --------   --------
   Net cash provided by financing activities                     24,095     53,817     19,309
                                                               --------   --------   --------
Net increase in cash and due from banks                           7,092     16,925     16,091
Cash and due from banks at the beginning of the period          126,797    109,872     93,781
                                                               --------   --------   --------
Cash and due from banks at the end of the period              $ 133,889    126,797    109,872
                                                               ========   ========   ========

Interest paid                                                 $  59,208     66,384     90,822
Income taxes paid                                                13,038      7,750      3,290
Unrealized gain on marketable equity securities                     384      1,250        951

The accompanying notes are an integral part of the consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1993, 1992 and 1991


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements of Grenada Sunburst System Corporation and Subsidiaries ("GSSC" or the "Company") are prepared in conformity with generally accepted accounting principles and prevailing practices within the banking industry. Management of the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the periods reported. The Company, a multi-bank holding company, is engaged in the business of banking and bank-related activities. The Company's subsidiaries are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Grenada Sunburst System Corporation and its wholly-owned subsidiaries: Sunburst Bank, Mississippi; Sunburst Bank, Louisiana; and Sunburst Financial Group, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

MORTGAGES HELD FOR RESALE

    Mortgages held for resale are carried at the lower of aggregate cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis.

SECURITIES
    When investment securities, primarily debt securities, are purchased, they are classified as investment securities and are stated at cost adjusted for amortization of premiums and accretion of discounts, as the Company has both the intent and the ability to hold such securities on a long-term basis or until maturity. Gains and losses from the sale of securities are recorded in non-interest income using the specific identification method.
    If it is the Company's intent at the time of purchase or during any subsequent reporting period to sell securities prior to maturity, they are stated at the lower of cost or aggregate market. Also, from time to time, the Company might identify securities that it intends to use as a part of its asset/liability strategy, and therefore that may be sold in response to changes in interest rate and/or prepayment risks. These securities are reported at the lower of cost or aggregate market at December 31, 1993 and shown as investments held for sale.
    Marketable equity securities are carried at market at the balance sheet
date.   A valuation allowance is established by a charge to stockholders'
equity representing net unrealized losses on these securities as management believes that the declines in market value are temporary.
    Trading account securities are stated at market value and were not material at any year end.

PREMISES AND EQUIPMENT
    Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally on the straight-line method over the estimated useful life of the assets. Costs of major additions and improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

ALLOWANCE FOR CREDIT LOSSES
    The allowance for credit losses is maintained at a level considered adequate by management to absorb potential losses in the loan portfolio. The provision for credit losses is based on management's evaluation of the loan portfolio. Factors considered in management's evaluation are current and anticipated future economic conditions, previous loan loss experience, industry concentrations, and the overall quality of the loan portfolio. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

INCOME RECOGNITION ON LOANS
    Loans are reported at the principal amount outstanding, net of unearned income and the allowance for credit losses. Unearned income on installment loans is amortized to income using methods which approximate the interest method. Management does not accrue interest on loans when it is determined that the borrower is unable to meet its contractual obligation or where interest or principal is 90 days or more past due, unless the loan is adequately secured by way of collateralization, guarantees, or other security. A loan may be designated as partially-accruing when the rate of interest has been reduced because the borrower has experienced financial difficulties. Interest income on such loans is recognized at the reduced interest rate. Consumer loans that become approximately 120 days past due are generally charged to the allowance for loan losses.
    Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as a yield adjustment to the related loans, generally over the contractual life of the loans.

RETIREMENT PLANS
    The Company has a self-trusteed non-contributory defined benefit pension plan covering substantially all employees with more than one year of service. The Company's policy is to contribute to the pension plan the amount required to fund the benefits expected to be earned for the current year and amortization of amounts related to prior years using the projected asset credit evaluation method. The difference between pension cost included in current income and the funded amount is included in other assets or liabilities, as appropriate.
    The 401(k) deferred compensation plan permits eligible employees to make contributions up to 6% of base compensation which are matched 50% by the Company. The Company's contributions are invested in Company stock.

INCOME TAXES
    The Company files a consolidated federal income tax return. Deferred income taxes are provided for differences in the methods of reporting income and expense in the consolidated financial statements and those reported for tax purposes. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes", and has reported the cumulative effect of that change in the Consolidated Statement of Earnings (See
Note 12).

OTHER REAL ESTATE
    Other real estate, principally consisting of foreclosed properties, is carried at the lower of the recorded investment in the property or its fair value. Any loss at foreclosure is charged to the allowance for credit losses. Provisions for operating expenses of such properties and gains and losses on their dispositions are included in non-interest expense.

EARNINGS PER SHARE
    Earnings per share are based on the weighted average number of shares outstanding during each year (See Note 13).

EXCESS COST RELATED TO ACQUISITIONS
    The excess of the Company's cost over the fair value of net assets acquired in purchased banks (deposit intangible and goodwill) is included in other assets in the consolidated financial statements and is being amortized on a straight-line basis over terms ranging from fourteen to fifteen years.

FIDUCIARY FEE INCOME
    Income from providing trust services is recorded on the cash basis, which does not materially differ from the accrual method.

RECLASSIFICATIONS
    Certain 1991 and 1992 amounts have been reclassified to conform with 1993 presentation.

INTEREST RATE MANAGEMENT
    The net differential to be paid or received on interest rate agreements entered into to reduce the impact of changes in interest rates on identified assets is recognized as a yield adjustment to the related asset over the life of the agreements.

NOTE 2:  BUSINESS COMBINATIONS
    Effective March 1, 1993, GSSC, through its wholly-owned Mississippi banking subsidiary, Sunburst Bank, acquired selected net assets of Eastover Bank for Savings ("Eastover") in a transaction accounted for as a purchase.
Accordingly, the results of operations from this date, which are related to the acquired assets, have been included in the Company's consolidated financial statements. Approximately 439,000 shares of stock and $100,000 cash were issued to Eastover in exchange for the selected net assets. The excess of the purchase price over the fair value of the net assets acquired of $1,739,000 has been recorded as core deposit intangible. The fair value of Eastover's selected net assets at the date of acquisition are as follows: cash, $35,922,000: securities, $123,797,000: loans, $241,584,000: property, plant, and equipment, $9,415,000: other assets, $7,370,000: deposits, $396,208,000: and other liabilities, $12,708,000.
     Based on unaudited pro forma financial information provided by the seller, net interest income after provision for credit losses would have been $95,123,000 for 1993 and $86,398,000 for 1992. Net income would have been $26,154,000 for 1993 and $22,654,000 for 1992 and earnings per share would have been $2.78 for 1993 and $2.39 for 1992. This unaudited pro forma financial information is presented as if the acquisition had occurred as of the beginning of 1993 and 1992, and does not necessarily reflect the results of operations that would have occurred had GSSC and Eastover constituted a single entity during such periods.

NOTE 3:  REQUIRED CASH BALANCES
    Aggregate average daily reserves of $36,303,000 were maintained for the two-week reserve period ending December 31, 1993 to satisfy Federal regulatory requirements. Under informal agreements, as compensation for check clearing services, compensating balances of approximately $15,580,000 were maintained with correspondent banks.

NOTE 4:  SECURITIES
   The book value and approximate market value of securities held for sale at December 31, along with gross unrealized gains and losses, are as follows (in thousands):

                                                    1993
                                ---------------------------------------------
                                                   Gross           Estimated
                                    Amortized    Unrealized          Market
                                      Cost     Gains    Losses       Value
                                ---------------------------------------------
Obligations of other U. S.
 government agencies and
 corporations                      $ 31,240        52         4       31,288
Other securities                     29,700         0         0       29,700
Mortgage-backed securities           59,161       329        70       59,420
                                   --------    ------    ------     --------
Total securities held
 for sale                          $120,101       381        74      120,408
                                   ========    ======    ======     ========


                                                    1992
                                ---------------------------------------------
                                                   Gross           Estimated
                                    Amortized    Unrealized          Market
                                      Cost     Gains    Losses       Value
                                ---------------------------------------------
Other securities                   $ 29,700         0         0       29,700
                                   ========    ======    ======     ========


     The amortized cost and estimated market value of securities held for sale at December 31, 1993 and 1992, by contractual maturity, are shown below (in thousands).

                                  1993                         1992
                       ---------------------------  -------------------------
                                        Estimated                 Estimated
                        Amortized         Market      Amortized     Market
                           Cost           Value         Cost        Value
                       ---------------------------  -------------------------
Due in one year or less  $ 35,992          35,988        29,700       29,700
Due after one year
  through five years       20,000          20,000             0            0
Due after five years
  through ten years         4,948           5,000             0            0
Mortgage-backed
  securities               59,161          59,420             0            0
                          -------         -------       -------      -------
     Total                120,101         120,408        29,700       29,700
                          =======         =======       =======      =======



    The book value and approximate market value of investment securities at December 31, were as follows (in thousands):

                                  1993                        1992
                         ------------------------  ------------------------
                                       Estimated                  Estimated
                          Amortized     Market       Amortized     Market
                            Cost        Value          Cost        Value
                         ------------------------  ------------------------
U. S. Treasury            $104,630      106,783      105,321      107,263
Obligations of other
  U. S. Government
  agencies and
  corporations              73,599       73,707       52,965       54,278
Obligations of states
  and political
  subdivisions              73,205       82,657       83,109       91,718
Other investment
  securities                36,511       38,093       48,817       50,053
                           -------      -------      -------      -------
Total investment
  securities               287,945      301,240      290,212      303,312
Mortgage-backed
  securities:
    FHLMC                   81,064       82,530       87,482       89,637
    FNMA                    57,502       58,621       59,091       60,032
    GNMA                    15,877       16,454       11,507       12,255
    Other                   13,089       13,210       21,393       22,054
                           -------      -------      -------      -------
Total Mortgage-backed
  securities               167,532      170,815      179,473      183,978
                           -------      -------      -------      -------
Total securities          $455,477      472,055      469,685      487,290
                          ========      =======      =======      =======

    Included in other investment securities are marketable equity securities with a cost of approximately $12,341,000 and $11,220,000, less a valuation allowance of approximately $76,000 and $460,000, at December 31, 1993 and 1992, respectively. Also included is stock in the FHLB of Dallas carried at cost of $6,582,500 at December 31, 1993 and $4,458,300 at December 31, 1992.
    Investment securities, including mortgage-backed securities, with an aggregate book value of approximately $354,699,000 and $281,463,000, at December 31, 1993 and 1992, respectively were sold under agreements to repurchase, pledged to secure public deposits, and pledged for other purposes as required by law.
    Investments in general obligations of the State of Mississippi as of December 31, 1993, had a book value of approximately $12,782,000 and a market value of approximately $14,876,000.
    The total difference in the book value and approximate market value of total investment securities at December 31, 1993 and 1992, was represented by gross unrealized gains of $17,554,000 and $18,305,000 and gross unrealized losses of $976,000 and $700,000, respectively.

  The tables below show these gains and losses by type security as of December 31, 1993 and 1992 (in thousands):


                                                      1993
                                ---------------------------------------------
                                                   Gross           Estimated
                                    Amortized    Unrealized          Market
                                      Cost     Gains    Losses       Value
                                ---------------------------------------------
U. S. Treasury securities and
  obligations of U.S. government
  agencies and corporations        $178,229     2,757       496      180,490
Obligations of states and
  political subdivisions             73,205     9,555       103       82,657
Corporate securities                 12,265         0         0       12,265
Mortgage-backed securities          167,532     3,658       375      170,815
Other debt securities                24,246     1,584         2       25,828
                                   --------    ------    ------      -------
    Totals                         $455,477    17,554       976      472,055
                                   ========    ======    ======      =======

                                                      1992
                                ---------------------------------------------
                                                   Gross           Estimated
                                    Amortized    Unrealized          Market
                                      Cost     Gains    Losses       Value
                                ---------------------------------------------
U. S. Treasury securities and
  obligations of U.S. government
  agencies and corporations        $158,286     3,396       141      161,541
Obligations of states and
  political subdivisions             83,109     8,728       119       91,718
Corporate securities                 10,760         0         0       10,760
Mortgage-backed securities          179,473     4,747       242      183,978
Other debt securities                38,057     1,434       198       39,293
                                   --------    ------      ----      -------
    Totals                         $469,685    18,305       700      487,290
                                   ========    ======      ====      =======

    The amortized cost and estimated market value of debt and equity securities at December 31, 1993 and 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

                                  1993                         1992
                       ---------------------------  -------------------------
                                        Estimated                 Estimated
                        Amortized         Market      Amortized     Market
                          Cost            Value         Cost        Value
                       ---------------------------  -------------------------
Due in one year or less  $ 64,370          64,932        85,004       86,160
Due after one year
  through five years      161,955         166,705       139,879      145,672
Due after five years
  through ten years        19,590          21,941        20,475       23,054
Due after ten years        42,030          47,662        44,854       48,426
                         --------         -------       -------      -------
Total investment
  securities              287,945         301,240       290,212      303,312
Mortgage-backed
  securities              167,532         170,815       179,473      183,978
                         --------         -------       -------      -------
Total securities         $455,477         472,055       469,685      487,290
                         ========         =======       =======      =======

    Proceeds from sales of investments in debt securities during 1993, 1992 and 1991 were $27,308,555, $20,792,580 and $48,643,631, respectively. Gross gains of $86,534, $1,694,029 and $480,471 and gross losses of $40,376, $278,390 and
$1,150,034 were realized on those sales in 1993, 1992 and 1991, respectively.

NOTE 5:  LOANS
    Loans outstanding at December 31, by major lending classification, were as follows (in thousands):

                                                 1993             1992
                                              ----------      ----------
Commercial and industrial loans               $  392,437         322,964
Real estate:
  Construction and land development               72,392          41,179
  Secured by residential properties              417,651         340,907
  Other real estate loans                        337,101         248,654
Loans to individuals for household,
  family, and other personal expenditures        261,683         190,200
Loans to finance agricultural production
  and other loans to farmers                      41,910          32,910
Loans for purchasing or carrying securities        6,063           4,898
All other loans                                   40,310          25,887
                                               ---------       ---------
    Total loans                                1,569,547       1,207,599
Unearned income                                    9,007           5,660
                                               ---------       ---------
                                               1,560,540       1,201,939
Allowance for credit losses                       32,749          24,412
                                               ---------       ---------
Net loans                                     $1,527,791       1,177,527
                                               =========       =========

    Non-accrual and restructured loans totaled approximately $4,023,000 and $6,708,000 at December 31, 1993, and 1992, respectively. If interest had earned at the original interest rates on these loans in 1993, income before income taxes would have been increased by approximately $281,000. Interest recognized on these loans was approximately $165,000 in 1993. There were no commitments to lend additional funds to borrowers whose loans are classified as non-accrual or restructured.

NOTE 6:  ALLOWANCE FOR LOAN LOSSES

    A summary of changes in the allowance for credit losses for the years ended December 31, is as follows (in thousands):


                                            1993         1992       1991
                                       ------------------------------------
Balance at beginning of year              $24,412       19,547      16,324
Provision charged to operating expenses     6,815        7,988       8,922
Acquisitions                                4,962            0           0
Deductions:
  Loans charged off                        (4,830)      (4,450)     (7,693)
  Recoveries                                1,390        1,327       1,994
                                          -------       ------      ------
Net charge-offs                            (3,440)      (3,123)     (5,699)
                                          -------       ------      ------
Balance at end of year                    $32,749       24,412      19,547
                                          =======       ======      ======

NOTE 7:  SHORT-TERM AND OTHER BORROWINGS
    Short-term and other borrowing data for the years ended December 31, 1993, 1992 and 1991, are as follows (in thousands):

                                      Balance                    Weighted
                                    Outstanding                Average Rate
                           --------------------------------  ----------------
                            Maximum    Average       At       During    At
                           Month End    Daily     Year End     Year  Year End
                           --------------------------------  ----------------
1993
Federal funds purchased
  and securities sold
  under agreements to
  repurchase                $ 60,343   32,363      30,542       2.91%   2.93
FHLB advances                 13,523   11,716      12,838       7.46%   7.66
Other long-term                  110       83         103       3.00%   2.41

1992
Federal funds purchased
  and securities sold
  under agreements to
  repurchase                $ 53,384   32,964      25,664       3.33%   2.88
FHLB advances                  4,000    1,128       3,781       4.13%   4.13
Other long-term                  139      129         111       9.11%   4.68

1991
Federal funds purchased
  and securities sold
  under agreements to
  repurchase                $ 39,303   28,687      24,839       5.49%   4.03
Other short-term              20,302    3,265         161       5.89%   6.07

    Federal funds purchased represent primarily overnight borrowings, while securities sold under agreements to repurchase generally mature in less than thirty days. Other short-term borrowings represent primarily interest-bearing revolving U.S. Treasury accounts.
    FHLB advances, net of unamortized discounts of $29,000 in 1993, are secured under an agreement pledging the stock pf the FHLB and certain real estate loans of the Company. Total eligible collateral under the agreement was $509,000,000 in 1993 and $381,000,000 in 1992. All FHLB advances at December
31, 1993, had prepayment penalty provisions.

NOTE 8:  PREMISES AND EQUIPMENT
     Premises and equipment and accumulated depreciation thereon at December 31, are as follows (in thousands):

                                   Estimated
                              Useful Lives - Years       1993       1992
                              --------------------     ---------  --------
Land                                   --              $  9,009     7,528
Buildings                            15-40               37,483    32,319
Furniture and equipment               5-12               36,197    30,035
Construction in progress               --                   359       181
                                                       ---------  -------
  Total                                                  83,048    70,063
Accumulated depreciation:
  Buildings                                             (13,040)  (11,538)
  Furniture and equipment                               (21,270)  (18,645)
                                                       ---------  -------
Premises and equipment, net                            $ 48,738    39,880
                                                       =========  =======

     Depreciation expense on premises and equipment for 1993, 1992, and 1991 was approximately $4,749,000, $3,987,000, and $3,950,000, respectively.

NOTE 9:  RELATED PARTY TRANSACTIONS
     From time to time, the Company provides credit to directors and executive officers of the Company and their affiliates. In the opinion of management, such transactions are made on substantially the same terms as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.
     Such loans were $16,031,000 and $13,758,000 at December 31, 1993 and 1992,
respectively. During 1993, new loans of $11,992,000 were made, and repayments of $9,719,000 were received.


NOTE 10:  EMPLOYEE BENEFITS
     The Company maintains a non-contributory defined benefit plan (the Plan) covering substantially all full-time employees who have completed at least one year of service and who have attained the age of 21. The Company's policy is to fund the pension plan based on both the legal requirements and tax considerations.

     Net periodic pension cost for 1993, 1992, and 1991 included the following components (in thousands):

                                     1993         1992         1991
                                   --------     --------     --------
Service cost                        $ 1,181        1,087       1,036
Interest cost                         1,519        1,344       1,249
Actual return on plan assets         (1,792)      (1,564)     (1,344)
Net amortization and deferral           225          174         (50)
                                   --------     --------    --------
  Pension expense                   $ 1,133        1,041         891
                                   ========     ========    ========

     Pension expense also includes approximately $33,000 in 1993, $70,000 in 1992, and $62,000 in 1991 paid to employees who retired prior to adoption of the Plan, and approximately $51,000 for 1993, $26,000 for 1992, and $131,000
for 1991, relating to the cost of funding supplemental retirement plans. The Plan's funded status at December 31, was as follows (in thousands):

                                       1993          1992         1991
                                     ---------    ---------     --------
Actuarial present value of:
  Vested benefit obligation            $16,262       13,562       11,853
                                      ========      =======     ========
Accumulated benefit obligation          16,513       13,704       12,155
                                      ========      =======     ========
Plan assets at fair value               20,608       18,584       16,273
Projected benefit obligation            23,419       19,297       17,054
                                      --------    ---------    ---------
Plan projected benefit obligation
  in excess of plan assets              (2,811)        (713)        (781)
  Unrecognized net obligation           (1,007)      (1,165)      (1,324)
  Unrecognized prior service cost        2,061        2,244        2,438
  Unrecognized net (gain) loss           2,268          195         (232)
Contribution after measurement date        341          241          232
                                      --------    ---------     --------
  Prepaid pension cost                 $   852          802          333
                                      ========    =========     ========

     The assumed weighted average discount rate used in determining the acturarial present value of benefit obligations was 7.25%, 8% and 8% in 1993, 1992 and 1991, respectively. The rate of increase in future compensation levels used in determining the actuarial present value of benefit obligations was 5.5%, 6% and 6% in 1993, 1992, and 1991, respectively. The expected long-term rate of return on assets during 1993 and 1992 was 8.5%.
     The Company has a 401(k) deferred compensation plan allowing eligible employees to contribute up to 6% of their base compensation, as defined in the plan. The Company matches 50% of the employee contribution, with the Company's portion of the contribution approximately $561,000 in 1993, $309,000 in 1992, and $386,000 in 1991, invested in company stock at prevailing market prices.
     The Company issued 30,000 shares of common stock to a key employee in 1991. These shares are held in escrow and, subject to achievements of certain performance goals, will vest over a ten year period. Related compensation expense is recognized over the ten year period.
     In December 1990, the financial accounting standards board (FASB) issued SFAS No. 106 which establishes accounting standards for post retirement benefits other than pensions, and focuses on post retirement health care benefits. The requirements are effective for fiscal 1993. The Company has made the decision to discontinue its practice of providing healthcare insurance at no cost to retirees. Based on this new policy, the adoption of SFAS 106 would have an immaterial effect on the Company's financial position and results of operations. The cost of retiree health care and life insurance benefits, which was expensed annually, amounted to approximately $108,000 and
$123,000 for the years ended December 31, 1992   and 1991, respectively. There
was no cost for the year ended December 31, 1993.

NOTE 11:  OTHER REAL ESTATE
     A summary of changes in the valuation allowance for other real estate for the years ended December 31, was as follows (in thousands):

                                      1993          1992          1991
                                    --------     --------      --------
Balances at beginning of year        $2,115         2,240         1,332
  Provision charged to operating
    expense                             956         1,051         1,430
  Transfer                             (131)            0             0
  Sales                              (1,211)         (832)         (870)
  Market value adjustments              (18)         (344)          348
                                    --------     ---------     ---------
Balances at end of year              $1,711         2,115         2,240
                                    ========     =========     =========

     Depreciation expense of leased other real estate properties was $142,000 for 1993, $206,000 for 1992 and $154,000 for 1991.

NOTE 12:  INCOME TAXES
     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Standards No. 109, "Accounting for Income Taxes". Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     Effective January 1, 1993, the Company adopted Statement 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the December 31, 1993 consolidated statement of earnings.
     Pursuant to the deferred methods under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.
     As previously discussed, the Company adopted Statement 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $781,000 was determined as of January 1, 1993 and is reported separately in the consolidated statement of earnings for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

    Based on the Company's historical and current pretax earnings, management believes that it is more likely than not that the Company will realize the benefits of the Federal net operating loss carry forwards and minimum tax credit carry forwards existing at December 31, 1993. Further, management also believes that the existing Federal net deductible temporary differences will reverse during future periods in which the Company generates Federal net taxable income. Management is currently protesting certain state income tax issues and believes that a portion of the deferred state tax assets will not be realized. As such, the Company has established a valuation allowance for the portion of deferred state deductible temporary differences where management does not believe realization is more likely than not. There can be no assurance, however, that the Company will generate any earnings or any specific level of continuing earnings.

     Total income tax expense for the year ended December 31, 1993 was allocated as follows (in thousands):

     Income from continuing operations     $11,087
     Cumulative transition adjustment         (781)
                                           -------
       Total income tax expense            $10,306
                                           =======

     Income tax expense consists of (in thousands):

                                  Current      Deferred      Total
                                 --------      --------     -------
Year ended December 31, 1993
  Federal                        $10,635         (653)        9,982
  State                            1,203          (98)        1,105
                                --------     --------      --------
   Totals                        $11,838         (751)       11,087
                                ========     ========      ========

Year ended December 31, 1992
  Federal                        $ 7,882       (3,106)        4,776
  State                            1,474            0         1,474
                                --------     --------      --------
   Totals                        $ 9,356       (3,106)        6,250
                                ========     ========      ========

Year ended December 31, 1991
  Federal                        $ 5,040       (1,041)        3,999
  State                                0            0             0
                                --------     --------      --------
   Totals                        $ 5,040       (1,041)        3,999
                                ========     ========      ========

     Income tax expense was $11,087,000 for the twelve months ending December 31, 1993, and differed from the amounts computed by applying the Federal income tax rate of 35% as a result of the following (in thousands).

                                           1993
                                         --------
Computed "expected" tax expense:          $12,495

Increase (reduction) in income
  taxes resulting from:
    Tax exempt interest                    (1,965)
    Dividends exclusion                      (320)
    State income taxes                        718
    Other, net                                159
                                          -------
      Total tax expense                   $11,087
                                          =======

The significant components of deferred income tax expense for the year ended December 31, 1993 are as follows (in thousands):

Deferred tax expense (credits):
  Provision for credit losses             $(1,290)
  Depreciation expense                         (7)
  Net deferral of loan origination
    fees and costs                             87
  Pension expense                              89
  Provision for valuation on ORE             (361)
  Gain/loss on sale of ORE                    512
  Securities gains (losses)                  (225)
  Discount accretion - securities             209
  Interest on IRS tax assessment              375
  Core deposit                                 89
  Mark to market on securities               (191)
  Other, net                                  (38)
                                          --------
    Total                                 $  (751)
                                          ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 are presented below (in thousands).

Deferred tax assets:
  Loans receivable, principally due to
    allowance for possible credit loss
    and deferred loan costs                               $12,354

  Deferred liabilities, principally due
    to compensation arrangements, interest
    on Federal and State taxes, and non-
    accruals                                                1,253

  Other real estate, principally due to
    provisions for possible losses                            570

  Capital losses                                              148

  Net operating loss carry forwards                           258
                                                          -------
Total gross deferred tax assets                            14,583
Less:  Valuation allowance                                    647
                                                          -------
Total gross deferred tax assets                            13,936
                                                          =======

Deferred tax liabilities:
  Property, plant and equipment,
    principally due to differences in
    depreciation                                            2,696
  Pension costs                                               466
  Deferred assets, principally due to core
    deposits                                                  860
  Other assets, principally due to prepaid expenses           754
                                                          -------
Total gross deferred tax liabilities                        4,776
                                                          -------
Net deferred tax assets                                    $9,160
                                                          =======

     The valuation allowance for deferred tax assets as of January 1, 1993 was $499,000. Below are the changes in the valuation allowance for the year ended December 31, 1993.

Beginning balance as of January 1, 1993                      $499
Non-deductible capital losses                                 148
                                                            -----
Balance as of December 31, 1993                              $647
                                                            =====

     A reconciliation of income tax expense as reflected in the consolidated statements of income and expense, calculated at the statutory rate of 34% in 1992 and 1991, is as follows (in thousands):

                                             1992            1991
                                          ---------       ---------
Tax at statutory rate                       $8,322           5,699
Increase (reduction) in tax
    resulting from:
  Tax exempt interest                       (2,133)         (2,262)
  Dividend exclusion                          (337)           (289)
  State income taxes                           973               0
  Acquisition intangibles                       85              54
  Other, net                                   254              47
IRS tax assessment on prior years                0             966
Alternative minimum tax provision
  (credit) in excess of regular tax           (914)           (216)
                                            ------          ------
   Income tax expense                       $6,250           3,999
                                            ======          ======

     The Company settled its audit with the Internal Revenue Service (IRS) for the tax years 1988, 1989, 1990, and 1991. This settlement resulted in the payment of $952,000 in additional taxes and $389,000 in interest.

     The sources of timing differences and the resulting deferred income tax expense (credits) for 1992 and 1991 follow (in thousands):

                                               1992            1991
                                            ---------      ---------
Provision for credit losses                 $(1,679)         (1,596)
Depreciation expense                             10               2
Net deferral of loan origination fees
  and costs                                    (125)           (177)
Alternative minimum tax credit
  carry forward                                   0             594
Pension expense                                 (38)            (69)
Provision for valuation on ORE                 (357)           (486)
Reserve for loss on investment
  securities                                      0            (345)
Securities gains (losses)                      (173)            981
Other, net                                      170             271
Effect on deferred taxes of application
  of alternative minimum tax                   (914)           (216)
                                            --------        --------
  Total deferred tax expense                $(3,106)         (1,041)
                                            ========        ========

NOTE 13:  STOCKHOLDERS' EQUITY AND PER SHARE DATA
   Dividends paid by the Company are provided primarily from dividends received from the subsidiaries. Banking regulations limit the amount of dividends that may be paid without prior approval of the agencies which regulate the Banks. Earnings per share are based on the weighted average number of shares outstanding of 9,421,119 in 1993, 9,046,847 in 1992 and 9,028,989 in 1991.

NOTE 14:  COMMITMENTS AND CONTINGENCIES
    In the normal course of business, the Company has various outstanding commitments to extend credit and standby letters of credit which are not reflected in the accompanying consolidated financial statements. In the opinion of management, no significant credit losses will result from these commitments. On December 31, 1993 and 1992 the Company had outstanding approximately $24,723,000 and $25,449,000, respectively, in standby letters of credit and commitments to extend approximately $159,212,000 and $97,126,000, respectively, under outstanding lines of credit.
    The Company, in the normal course of business, is a defendant in various legal claims. Management and legal counsel are of the opinion that these actions will not have a material effect on the Company's consolidated financial position.
    The Company is a party to financial instruments with off-balance-sheet risks in the normal course of business both to meet the financing needs of its customers and to reduce its own exposure to fluctuation in interest rates. These financial instruments may extend to include commitments to extend credit, options, standby letters of credit, interest rate caps or floors, or interest rate swaps. These financial instruments help the Company in managing its interest rate exposure and, to varying degrees, involve elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
    At December 31, 1993 the Company had entered into two interest rate swap agreements to reduce the impact of changes in interest rates on its cost of funds. These swaps had a notional principal amount of $16,000,000. Also outstanding at December 31, 1993 was one interest rate cap with a total contract or notional value of $6,000,000. The Company is exposed to essentially the same credit risk in these contracts as in any other extension of credit and attempts to manage this through credit approvals, limits and other monitoring procedures.

NOTE 15:  CONDENSED PARENT COMPANY FINANCIAL INFORMATION
     Condensed financial information of Grenada Sunburst System Corporation (parent company only) is as follows (in thousands):

                            Condensed Balance Sheets
                                  December 31,

                                                1993           1992
                                             ----------     ----------
Assets
Cash and demand balances with banks           $      7             19
Securities purchased under agreements
  to resell                                      2,570          3,376
Investment in subsidiaries                     169,808        141,748
Other assets                                     5,894          4,576
                                              --------       --------
Total Assets                                   178,279        149,719
                                              ========       ========
Liabilities - Other                              4,207          3,981
Stockholders' Equity                           174,072        145,738
                                              --------       --------
Total Liabilities and Stockholders'
  Equity                                      $178,279        149,719
                                              ========       ========

                         Condensed Statements of Income
                        For the Years Ended December 31,

                                                1993       1992      1991
                                              -------    -------    -------
Income
Dividends received from subsidiaries           $ 6,600      6,000     5,800
Other income                                       276        255       299
                                               -------    -------   -------
Total Income                                     6,876      6,255     6,099
Expenses                                         2,161      2,897     1,959
                                               -------    -------   -------
Income before equity in undistributed
  earnings of subsidiaries and cumulative
  effect of a change in accounting principle 4,715 3,358 4,140 Equity in undistributed earnings of
  subsidiaries                                  20,763     14,869     8,622
                                               -------    -------   -------
Income before cumulative effect of a
  change in accounting principle                25,478     18,227    12,762
Cumulative effect on prior years of
  a change in accounting for
  income taxes                                     (85)         0         0
                                               -------    -------   -------
Net Income                                     $25,393     18,227    12,762
                                               =======    =======   =======

                       Condensed Statements of Cash Flows
                        For the Years Ended December 31,

                                                1993       1992      1991
                                              --------   --------  --------
Net Cash Flows From Operating Activities:
Net income                                    $ 25,393    18,227     12,762
Adjustments to reconcile net income to
  net cash provided (used) by operating
  activities:
    Earnings from subsidiaries                 (25,003)  (19,119)   (11,977)
    Dividends received from subsidiaries         6,600     6,000      5,800
    Other, net                                    (166)      656        254
                                               -------   -------    -------
    Net cash provided by operating
      activities                                 6,824     5,764      6,839
Cash Flows From Investing Activities:
Net (increase) decrease in securities
  purchased under agreements to resell             806      (349)    (1,511)
Purchases of securities of non-affiliates         (807)        0          0
Sale of treasury stock                               0         0         51
                                               -------   -------    -------
    Net cash used by investing activities           (1)     (349)    (1,460)
Cash Flows From Financing Activities:
Cash dividends paid                             (6,835)   (5,428)    (5,421)
                                               -------   -------    -------
    Net cash used by financial activities       (6,835)   (5,428)    (5,421)
                                               -------   -------    -------
Net decrease in cash and demand balances
  with banks                                       (12)      (13)       (42)
Cash and demand balances with banks at the
  beginning of the year                             19        32         74
                                               -------   -------    -------
Cash and demand balances with banks at the
  end of the year                             $      7        19         32
                                               =======   =======    =======

NOTE 16:  FAIR VALUE OF FINANCIAL INSTRUMENTS
     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments.

INVESTMENTS AND MORTGAGE-BACKED SECURITIES
    The fair value of most investments and mortgage-backed securities is estimated based on market prices or dealer quotes. See "Note 4: Securities", for market values.

LOANS
    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and consumer loans. Each loan category is further segregated into fixed and variable interest rate terms and credit risk categories, as applicable.
    The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. Fair values for non-performing loans is either based on recent external appraisals, or where appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgementally determined using available market information and specific borrower information.

The following tables present information for loans:

December 31, 1993
(in thousands)

                                     Average     Discount     Calculated
                            Book     Maturity      Rate         Fair
                            Value       (1)         (2)         Value
                         ------------------------------------------------
Commercial               $983,537       2.7         7.46%       989,864
Mortgage                  250,353       7.2         6.24%       255,727
Consumer                  335,657       1.3         7.67%       338,955

December 31, 1992
(in thousands)

                                     Average     Discount     Calculated
                            Book     Maturity      Rate         Fair
                            Value       (1)         (2)         Value
                          -----------------------------------------------
Commercial                $775,093      3.3         7.21%       782,543
Mortgage                   211,819     11.7         6.82%       217,300
Consumer                   220,687      2.1         7.82%       236,656

(1) Average maturity represents the expected average cash flow period, which in some instances is different than the stated maturity.

(2) Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented above would be indicative of the value negotiated in an actual sale.

DEPOSIT LIABILITIES
    Under Statement 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, NOW accounts, and money market and checking accounts, is equal to the amount payable on demand as of December 31, 1993. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar maturities.

December 31,
(in thousands)

                                        1993                  1992
                               --------------------------------------------
                                           Calculated            Calculated
                                   Book       Fair        Book      Fair
                                   Value      Value       Value     Value
                               --------------------------------------------
Demand:
  Non-interest bearing          $ 419,641    419,641     317,397    317,397
  Interest bearing                607,472    607,472     517,480    517,480
Savings                           165,814    165,814     100,968    100,968
Certificates of deposit:
  Maturing in six months
   or less                        468,548    468,893     594,800    595,333
  Maturing between six months
   and one year                   211,081    211,035     127,020    128,209
  Maturing between one and
   three years                    155,491    156,341      55,963     57,418
  Maturing beyond three years     171,760    179,095      62,943     66,474


INTEREST RATE SWAP AGREEMENTS AND INTEREST RATE CAPS
    The fair value of interest rate swap agreements and interest rate caps is the estimated amount the Company would receive or pay to terminate the contracts or agreements, taking into account current interest rates and, when appropriate, the current creditworthiness of the swap counterparties.
    The notional amount, carrying amount, and estimated fair value for interest rate swaps, financial futures and interest rate caps follow.


December 31, 1993
(in thousands)
                                                             Calculated
                                    Notional     Carrying      Fair
                                     Amount       Amount       Value
                                 ----------------------------------------
Interest rate swap agreements:
  In a net payable position        $ 6,000           300       (344)
  In a net receivable position      10,000          (167)     1,839
Interest rate caps                   6,000             0          0

December 31, 1992
(in thousands)

                                                              Calculated
                                    Notional        Carrying    Fair
                                     Amount          Amount     Value
                                  ---------------------------------------
Interest rate swap agreements:
  In a net payable position         $ 6,000           25       (322)
Interest rate caps                   10,500            0          0


COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND FINANCIAL GUARANTEES WRITTEN
     The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of financial guarantees written and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.
The contract amount, carrying amount, and estimated fair value for commitments to extend credit, standby letters of credit and financial guarantees written follow.

December 31, 1993
(in thousands)

                                                         Calculated
                                  Notional    Carrying      Fair
                                   Amount      Amount       Value
                            ---------------------------------------------
Commitments to extend credit    $ 159,212        (365)     159,212
Standby letters of credit          24,723           0       24,723



December 31, 1992
(in thousands)

                                                         Calculated
                                  Notional    Carrying     Fair
                                   Amount       Amount     Value
                            ---------------------------------------------
Commitments to extend credit      $97,126        (178)     97,126
Standby letters of credit          25,449           0      25,449

                          INDEPENDENT AUDITORS' REPORT

KPMG PEAT MARWICK

THE BOARD OF DIRECTORS AND STOCKHOLDERS
GRENADA SUNBURST SYSTEM CORPORATION

     We have audited the consolidated balance sheets of Grenada Sunburst System Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall finanical statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grenada Sunburst System Corporation and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.
     As discussed in Notes 1 and 12 to the financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".


/s/ KPMG Peat Marwick
- - ---------------------
Memphis, Tennessee
January 28, 1994





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